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                                                                    EXHIBIT 12.1

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                               Six Months Ended
                                                    Year Ended November 30,                         May 31,            Pro Forma
                                       ----------------------------------------------------   -------------------  -----------------
                                         1994       1995       1996       1997       1998       1998       1999        Year Ended
                                         ----       ----       ----       ----       ----       ----       ----    November 30, 1998
                                                                                                                   -----------------
                                       ----------------------------------------------------   -------------------  -----------------
Pre-tax income                         $ 36,366   $ 30,914   $ 30,112   $ 31,393   $ 41,257   $ 18,001   $ 20,472  $          13,098
                                       ----------------------------------------------------   -------------------  -----------------

Interest expense                            320        374        317        244        166         80         62             23,629

Rent expense                                259        253        299        274        291        126        162                291

                                       ----------------------------------------------------   -------------------  -----------------
Total fixed charges                         579        627        616        518        457        206        224             23,920
                                       ----------------------------------------------------   -------------------  -----------------

Earnings before fixed charges          $ 36,945   $ 31,541   $ 30,728   $ 31,911   $ 41,714   $ 18,207   $ 20,696  $          37,018
                                       ----------------------------------------------------   -------------------  -----------------

Ratio of earnings to fixed charges         63.8       50.3       49.9       61.6       91.2       88.4       92.5                1.5
                                       ====================================================   ===================  =================

Preferred stock dividend, pre-tax                                                                                             14,565

Ratio of earnings to combined
  fixed charges and preferred stock dividend                                                                                     1.0
                                                                                                                   =================
                                                         Pro Forma
                                              -------------------------------
                                                                Twelve Months
                                              Six Months Ended     Ended
                                                 May 31, 1999   May 31, 1999
                                              ----------------  -------------
                                              ------------------------------
Pre-tax income                                $     6,214     $       15,313
                                              -----------     --------------

Interest expense                                   11,740             23,546

Rent expense                                          162                327

                                              -----------     --------------
Total fixed charges                                11,902             23,873
                                              -----------     --------------

Earnings before fixed charges                 $    18,116     $       39,186
                                              -----------     --------------

Ratio of earnings to fixed charges                    1.5                1.6
                                              ===========     ==============

Preferred stock dividend, pre-tax                   7,723             15,152


Ratio of earnings to combined
  fixed charges and preferred stock dividend          0.9                1.0
                                              ===========     ==============
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